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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Idex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            [IDEX CORPORATION LOGO]
                           630 Dundee Road, Suite 400
                              Northbrook, IL 60062

                                                               February 27, 2004

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of IDEX Corporation which will be held on Tuesday, March 23, 2004, at 10:00 a.m. Central Time, at Bank of America, LaSalle Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company's 2003 Annual Report. We encourage you to read the Annual Report. It includes information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

     Whether or not you attend the Annual Meeting it is important that your shares be represented and voted. Therefore, we urge you to sign, date, and promptly return the accompanying proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Dennis K. Williams

                                          Dennis K. Williams
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                IDEX CORPORATION
                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 23, 2004
                       ---------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of IDEX Corporation (the "Company") will be held on Tuesday, March 23, 2004, at 10:00 a.m. Central Time, at Bank of America, LaSalle Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois, for the following purposes:

          1. To elect three directors for a term of three years.

          2. To ratify the appointment of Deloitte & Touche LLP as auditors of the Company for 2004.

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors fixed the close of business on February 17, 2004, as the record date for the determination of shareholders owning the Company's Common Stock entitled to notice of and to vote at the Annual Meeting.

                                                   By Order of the Board of
                                                   Directors

                                                   /s/ Frank J. Notaro
                                                   FRANK J. NOTARO
                                                   Vice President-General
                                                   Counsel
                                                   and Secretary

February 27, 2004
Northbrook, Illinois

                      ------------------------------------


                       PROXY STATEMENT
                      ------------------------------------

     The Company has prepared this Proxy Statement in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting of Shareholders of IDEX Corporation to be held on Tuesday, March 23, 2004, at 10:00 a.m. Central Time, in the LaSalle Room of Bank of America, 231 South LaSalle Street, Chicago, Illinois. The Company commenced distribution of this Proxy Statement and the materials which accompany it on February 27, 2004.

     The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and facsimile transmission. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms and others for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has engaged Morrow & Co. to assist in proxy solicitation and collection, and has agreed to pay such firm $4,500, plus out-of-pocket costs and expenses.

                             VOTING AT THE MEETING

     The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on February 17, 2004, and each shareholder will be entitled to vote at the meeting any shares of IDEX Common Stock held of record at that date. An aggregate of 33,146,415 shares of the Company's Common Stock was outstanding at the close of business on February 17, 2004. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

     A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock of the Company present in person or represented by proxy will constitute a quorum. The Company will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The election inspectors will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality vote, and the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for 2004 requires a majority vote, of the shares of Common Stock of the Company present in person or represented by proxy at the meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions will be treated as shares voted against ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for 2004. Broker non-votes with respect to a particular proposal will have no effect on such proposal because they are not considered as present and entitled to vote with respect to that matter.

     The Company requests that you mark the accompanying proxy card to indicate your votes, sign and date it, and return it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR the election of the Company's nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for 2004, and in the discretion of the proxy holders as to any other business which may properly come before the meeting. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Frank J. Notaro, Vice President-General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, IL 60062.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of seven members, three of whom are Class III directors whose terms will expire at this year's Annual Meeting, two of whom are Class I directors whose terms will expire at the Annual Meeting to be held in 2005, and two of whom are Class II directors whose terms will expire at the Annual Meeting to be held in 2006.

     The Company's Board of Directors has nominated three individuals for election as Class III directors to serve for a three-year term expiring at the Annual Meeting to be held in 2007 or upon the election and qualification of their successors. The nominees of the Board of Directors are Paul E. Raether, Neil A. Springer and Dennis K. Williams, who are currently serving as directors of the Company. The nominees and the directors serving in Class I and Class II whose terms expire in future years and who will continue to serve after the Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

     If for any reason the nominees for a Class III directorship are unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects the nominees to be available.

             THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE NOMINEES IN CLASS III IDENTIFIED BELOW.

                           NOMINEES FOR DIRECTORSHIP

CLASS III: NOMINEES FOR THREE-YEAR TERM

PAUL E. RAETHER                                              Director since 1988
Member                                                                    Age 57
Kohlberg Kravis Roberts & Co., L.L.C.

     Mr. Raether has been a director of the Company since January 22, 1988. Since prior to 1999, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C. Mr. Raether is a director of KSL Recreation Corporation and Shoppers Drug Mart Corporation. Mr. Raether is a member of the Nominating and Corporate Governance Committee of the Board of Directors.

NEIL A. SPRINGER                                             Director since 1990
Managing Director                                                         Age 65
Springer & Associates, L.L.C.

     Mr. Springer has been a director of the Company since February 27, 1990. He has been Managing Director of Springer & Associates, L.L.C. since prior to 1999. Mr. Springer is a director of CUNA Mutual Insurance Group, U.S. Freightways Corporation and Walter Industries, Inc. Mr. Springer is the Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee and Executive Committee of the Board of Directors.

DENNIS K. WILLIAMS                                           Director since 2000
Chairman of the Board, President and Chief Executive Officer              Age 58
IDEX Corporation

     Mr. Williams was appointed Chairman of the Board, President and Chief Executive Officer and a director of the Company by the Board of Directors on May 1, 2000. From April 1998 to April 2000, he served as President and Chief Executive Officer of GE Power Systems Industrial Products. From January 1996 until May 1999, Mr. Williams was President and Chief Executive Officer of GE's Nuovo Pignone business. Mr. Williams is a director of Washington Group International, Inc. Mr. Williams is Chairman of the Executive Committee of the Board of Directors.

                           OTHER INCUMBENT DIRECTORS

CLASS II: THREE-YEAR TERM EXPIRES IN 2006

MICHAEL T. TOKARZ                                            Director since 1987
Member                                                                    Age 54
The Tokarz Group L.L.C.

     Mr. Tokarz has been a director of the Company since its organization in September 1987. He has been a member of The Tokarz Group L.L.C. since February 1, 2002. From prior to 1999 until January 31, 2002, Mr. Tokarz was a member of Kohlberg Kravis Roberts & Co., L.L.C. Mr. Tokarz is a director of Conseco, Inc., Evenflo Company, Inc. and Walter Industries, Inc. Mr. Tokarz is a member of the Compensation Committee and the Executive Committee of the Board of Directors.

FRANK S. HERMANCE                                            Director since 2004
Chairman and Chief Executive Officer                                      Age 55
AMETEK, INC

     Mr. Hermance has been a director of the Company since January 5, 2004. Mr. Hermance has been Chairman and Chief Executive Officer of AMETEK, INC. since 2000. From 1999 until 2000, Mr. Hermance served as President and Chief Executive Officer of AMETEK, INC., and from 1996 until 1999, Mr. Hermance served as President and Chief Operating Officer of AMETEK, INC. Mr. Hermance is a director of AMETEK, INC. Mr. Hermance is a member of the Audit Committee of the Board of Directors.

CLASS I: THREE-YEAR TERM EXPIRES IN 2005

BRADLEY J. BELL                                              Director since 2001
Executive Vice President and Chief Financial Officer                      Age 51
Nalco Company

     Mr. Bell has been a director of the Company since June 11, 2001. He has been Executive Vice President and Chief Financial Officer of Nalco since November 5, 2003. Mr. Bell was Senior Vice President and Chief Financial Officer of Rohm and Haas Company from prior to 1999 until May 31, 2003. Mr. Bell is Chairman of the Audit Committee.

GREGORY B. KENNY                                             Director since 2002
President and Chief Executive Officer                                     Age 51
General Cable Corporation

     Mr. Kenny has been a director of the Company since February 1, 2002. Mr. Kenny has been President and Chief Executive Officer of General Cable Corporation since August 2001. From 1999 until August 2001, Mr. Kenny served as President and Chief Operating Officer of General Cable Corporation, and from 1997 until 1999, Mr. Kenny served as Executive Vice President and Chief Operating Officer of General Cable Corporation. Mr. Kenny is a director of General Cable Corporation. Mr. Kenny is Chairman of the Compensation Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. During 2003, the Board of Directors held nine meetings. The independent (non-management) directors met in regular executive sessions without management at each in-person meeting of the Board. Generally, the Chairman of the Nominating and Corporate Governance Committee presides at the non-management executive sessions. The Board has made an affirmative determination that the following members of the Board meet the standards for "independence" set forth in the New York Stock Exchange corporate governance listing standards on the basis that they have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): Messrs. Bell, Hermance, Kenny, Raether, Springer and Tokarz. The following members of the Board do not meet the standards for independence set forth in the NYSE corporate governance listing standards because they have a material relationship with the Company:
Dennis K. Williams who is our Chairman, President and Chief Executive Officer.

     Important functions of the Board of Directors are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws and based on the recommendations of the Nominating and Corporate Governance Committee, the Board as a whole appoints the members of each committee each year at its first meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee. There are four regularly constituted committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board of Directors, except that the Executive Committee may not fill vacancies on the Board, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. The members of the Executive Committee are Messrs. Springer, Tokarz and Williams. During 2003, the Executive Committee did not hold any meetings.

     The Audit Committee's primary duties and responsibilities are to: monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitor the independence and performance of the Company's independent auditor and monitor the performance of the Company's internal audit function; hire and fire the Company's auditor and approve any audit and non-audit work performed by the independent auditor; provide an avenue of communication among the independent auditor, management and the Board of Directors; and prepare the report that the rules of the Securities and Exchange Commission require to be included in the Company's annual proxy statement. The members of the Audit Committee are Messrs. Bell, Hermance and Springer, each of whom satisfy the "independence" requirements of the New York Stock Exchange. The Board of Directors has determined that Mr. Bell is the "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission. During 2003, the Audit Committee held eleven meetings.

     The Compensation Committee's primary purpose and responsibilities are to: establish the compensation of the Chief Executive Officer and other senior officers of the Company; develop and recommend to the Board of Directors total compensation for the Board; and produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. The members of the Compensation Committee are Messrs. Kenny and Tokarz, each of whom satisfy the "independence" requirements of the New York Stock Exchange. During 2003, the Compensation Committee held five meetings.

     The Nominating and Corporate Governance Committee's primary purpose and responsibilities are to: develop and recommend to the Board of Directors corporate governance principles and a code of conduct and business ethics; develop and recommend criteria for selecting new directors; identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval; screen and recommend to the Board individuals qualified to become Chief Executive Officer and any other senior officer whom the committee may wish to approve; and oversee evaluations of the Board, individual Board members and the Board committees. The members of the Nominating and Corporate Governance Committee are Messrs. Raether and Springer, each of whom satisfy the "independence" requirements of the New York Stock Exchange. During 2003, the Nominating and Corporate Governance Committee held two meetings. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at www.idexcorp.com.

     The Nominating and Corporate Governance Committee will consider nominees for the Board recommended by the Company's shareholders in accordance with the procedures described under "Shareholder Proposals and Director Nominations for 2005 Annual Meeting." Shareholder nominees that comply with these procedures will be given the same consideration as nominees for director from other sources.

     The Nominating and Corporate Governance Committee will select nominees for the Board who demonstrate the following qualities:

     Experience (in one or more of the following):

     - high level leadership experience in business or administrative activities;

     - specialized expertise in the industry;

     - financial expertise;

     - breadth of knowledge about issues affecting the Company; and

     - ability and willingness to contribute special competencies to Board activities.

     Personal attributes:

     - personal integrity;

     - loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment;

     - awareness of a director's vital part in the Company's good corporate citizenship and corporate image;

     - time available for meetings and consultation on Company matters; and

     - willingness to assume fiduciary responsibilities.

     Qualified candidates for membership on the Board shall be considered without regard to race, color, religion, sex, ancestry, national origin or disability. Annually, the Nominating and Corporate Governance Committee shall review the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and recommend to the full Board the slate of Directors to be recommended for nomination for election at the annual meeting of shareholders. The Company has hired Russell Reynolds, a search firm, to help identify and facilitate the screening and interview process of director nominees. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Committee may also ask the candidate to meet with other members of the Board. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate's election.

     During 2003, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he was a member. The Company encourages the directors to attend the annual meeting of shareholders. All of the directors attended the 2003 annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     You can contact the Board or any of the individual directors by writing to them c/o Frank J. Notaro, Vice President-General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062. Inquiries sent by mail will be reviewed sorted and summarized by the Company's General Counsel before they will be forwarded to the Board or an individual director.

CERTAIN INTERESTS

     In 2001, the Company made a $180,000 loan to Mr. Williams, our Chairman of the Board, President and Chief Executive Officer, to pay withholding taxes on the 2001 vesting of his restricted stock award. This loan was interest free. The largest amount outstanding in 2003 under the loan was $165,762. As of February 10, 2004, $0 remained outstanding under the loan as Mr. Williams paid off the loan in full on such date.

     In 2003, the Company paid a $100,000 fee to Kohlberg Kravis Roberts & Co., L.L.C., of which Mr. Raether is a member, for consulting and investment advisory services.

COMPENSATION OF DIRECTORS

     Non-management directors of the Company receive an annual fee of $30,000 for their services. The Audit, Compensation and Nominating and Corporate Governance Committee chairperson receives an annual retainer (pro-rated for partial years of service in the position) of $5,000, $4,000 and $4,000, respectively. Each Board member receives an attendance fee of $1,000 for each Board meeting attended in-person, and each member of the Audit, Compensation and Nominating and Corporate Governance Committees receives an attendance fee of $500 for each committee meeting attended in-person, in each case accrued and paid in arrears quarterly when payments of the annual base retainer are made. Under the Second Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, directors are permitted to defer their compensation into an interest-bearing account or into a deferred compensation units account as of the date that such compensation would otherwise be payable. The deferred compensation credited to the interest-bearing account is adjusted on a quarterly basis with hypothetical earnings for the quarter equal to rates on U.S. government securities with 10-year maturities as of December 1 of the calendar year preceding the year for which the earnings were credited, plus 200 basis points. Amounts credited to the interest-bearing account are compounded at least annually. The deferred compensation credited to the deferred compensation units account is converted into a number of Common-Stock-equivalent units ("Deferred Compensation Units") by dividing the deferred compensation by the fair market value of the Company's Common Stock on the deferral date. In addition, the value of the dividends payable on shares of Common Stock are credited to the deferred compensation units account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the dividend record date, and the fair market value of Common Stock on the dividend payment date.

     Outside directors receive non-qualified stock options pursuant to the Amended and Restated IDEX Corporation Stock Option Plan for Outside Directors. Outside directors are those individuals who are not full-time employees of the Company or its subsidiaries. Under the Restated Directors' plan, nonqualified stock options may be granted to outside directors to purchase in the aggregate up to 337,500 shares of Common Stock. If any option expires or is cancelled without having been fully exercised, the shares covered thereby may be subject to the grant of new options. For so long as the plan remains effective, except for each person who immediately prior to becoming an outside director was a full-time employee of the Company or any of its subsidiaries, any person who becomes an outside director after April 19, 2000 will receive an option to purchase 6,750 shares of Common Stock. On the first regularly scheduled meeting of the Board of Directors held in January of each year, each outside director will receive an option to purchase 4,500 shares of Common Stock. The exercise price is specified in each option, and is equal to the fair market value of a share of Common Stock on the date the option is granted, as determined under the plan. Prior to the amendment of the plan in January 2000, the fair market value was based on the average closing price per share of Common Stock on the New York Stock Exchange during the 30-day period immediately preceding the date the option was granted. Under the current terms of the plan, the fair market value is based on the closing price per share of the Common Stock on the trading day preceding the date the option is granted. In the year ended December 31, 2003, each of Messrs. Bell, Kenny and Springer received an option to purchase 4,500 shares of Common Stock at an exercise price of $28.32. On January 5, 2004, Mr. Hermance received an option to purchase 6,750 shares of Common Stock at an exercise price of $41.38, and on January 30, 2004, each of Messrs. Bell, Hermance, Kenny, Raether, Springer and Tokarz received an option to purchase 4,500 shares of Common Stock at an exercise price of $42.25. Upon exercise of any option, the purchase price of Common Stock may be paid either in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price, or by delivery of an irrevocable commitment to use the proceeds from the sale of stock acquired from exercise of the option.

                               SECURITY OWNERSHIP

     The following table furnishes information as of February 17, 2004, except as otherwise noted, with respect to the shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) each officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company. Except as indicated by the notes to the following table and with respect to Deferred Compensation Units issued under the Second Amended and Restated IDEX Corporation Directors' Deferred Compensation Plan and the IDEX Corporation 1996 Deferred Compensation Plan for Officers, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Under the Securities and Exchange Commission rules, the number of shares shown as beneficially owned includes shares of common stock subject to options that currently are exercisable or will be exercisable within 60 days of February 17, 2004. Shares of common stock subject to options that are currently exercisable within 60 days of February 17, 2004 are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others. An * indicates ownership of less than one percent of the outstanding Common Stock.

                                                      SHARES         DEFERRED
NAME AND ADDRESS OF                                BENEFICIALLY    COMPENSATION    PERCENT OF
BENEFICIAL OWNER                                      OWNED          UNITS(1)        CLASS
-------------------                                ------------    ------------    ----------
Directors and Nominees
(Other than Executive Officers):
  Bradley J. Bell(2)...........................        13,250                      *......
  Gregory B. Kenny(2)..........................         6,750          1,003       *......
  Paul E. Raether(3)...........................       139,485         13,143             *
  Neil A. Springer(2)..........................        40,500                            *
  Michael T. Tokarz............................       151,516          7,336             *
Executive Officers:
  Dennis K. Williams(4)(5).....................       512,015         59,761           1.5
  Wayne P. Sayatovic(6)........................       400,400                          1.2
  David T. Windmuller(7).......................        74,602                            *
  John L. McMurray(7)..........................        75,565          1,630             *
  Kimberly K. Bors(7)..........................         9,400          1,035             *
Directors, Nominees and All....................     1,727,678         91,748           5.1
Executive Officers as a Group
  (15 persons)(3)(8)
Other Principal Beneficial Owners:
  Ariel Capital Management, Inc.(9)............     7,304,660                         22.0
  307 North Michigan Avenue, Suite 500
  Chicago, IL 60601
  Mario J. Gabelli(10).........................     2,059,653                          6.2
     GAMCO Investors, Inc.
     Gabelli & Company, Inc.
     One Corporate Center
     Rye, NY 10580

---------------

 (1) Deferred Compensation Units are issued under the Second Amended and Restated IDEX Corporation Directors' Deferred Compensation Plan and the IDEX Corporation 1996 Deferred Compensation Plan for Officers, and are payable in IDEX common stock. The value of these Deferred Compensation Units depends directly on the performance of IDEX Corporation common stock. The Deferred Compensation Units are not included in Shares Beneficially Owned.

 (2) Includes 11,250, 6,750 and 36,000 shares under option which are eligible for exercise under the Amended and Restated IDEX Corporation Stock Option Plan for Outside Directors for Messrs. Bell, Kenny and Springer, respectively.

 (3) Includes 39,485 shares which are owned by a family trust in which Mr. Raether's wife is trustee.

 (4) Includes 385,000 shares which are eligible for exercise under the Stock Plan for Officers.

 (5) Mr. Williams was awarded 350,000 shares of restricted stock on April 13, 2000. Under the terms of the award, seventy thousand of the shares vest on April 30 in each of years 2001 through 2005. In connection with the vesting of shares on April 30, 2001, April 30, 2002 and April 30, 2003, Mr. Williams surrendered 22,715, 30,135 and 30,135 shares, respectively, to satisfy withholding taxes.

 (6) Includes 45,000 shares which are owned directly by Mr. Sayatovic's wife, 6,750 shares which are owned by Mrs. Sayatovic as custodian for her children, and 201,750 shares which are eligible for exercise under the Stock Plan for Officers.

 (7) Includes 72,800, 74,850 and 7,400 shares which are eligible for exercise under the Stock Plan for Non-Officer Key Employees and the Stock Plan for Officers, for Messrs. Windmuller, McMurray and Ms. Bors, respectively.

 (8) Includes 54,000 shares under option which are eligible for exercise under the Amended and Restated IDEX Corporation Stock Option Plan for Outside Directors, 893,070 shares under option which are eligible for exercise under the Stock Plan for Officers, and 26,250 shares under option which are eligible for exercise under the Stock Plan for Non-Officer Key Employees.

 (9) Based on information in Schedule 13G, as of December 31, 2003, filed by Ariel Capital Management, Inc. with respect to common stock owned by Ariel Capital Management, Inc. and certain other entities which Ariel Capital Management, Inc. directly or indirectly controls or for which Ariel Capital Management, Inc. is an investment advisor on a discretionary basis. The Company has not attempted to verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(10) Based on information in Schedule 13F, as amended on December 31, 2003, filed by Mario J. Gabelli, GAMCO Investors, Inc. ("GAMCO") and Gabelli Funds, LLC ("Gabelli Funds"), with respect to common stock owned by GAMCO, Gabelli Funds and certain other entities which Mr. Gabelli directly or indirectly controls and for which he acts as chief investment officer. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the
     Schedule 13F, as amended.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The total compensation paid to the Company's Chief Executive Officer and the Company's four highest compensated executive officers other than the Chief Executive Officer for services rendered to the Company in 2003, 2002 and 2001 is summarized as follows:

                                                                                  LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION(1)        -----------------------------------
                                          -------------------------------                  SHARES
                                                                  OTHER     RESTRICTED   UNDERLYING   LONG-TERM
                                                                 ANNUAL       STOCK       OPTIONS     INCENTIVE      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMP.(2)    AWARDS(3)     GRANTED      PAYOUTS    COMPENSATION(4)
---------------------------        ----   --------   --------   ---------   ----------   ----------   ---------   ---------------
Dennis K. Williams...............  2003   $740,000   $900,000   $230,069        0         100,000         0           $ 6,659
  Chairman of the Board,
    President                      2002    710,000    562,300    277,883        0          85,000         0            11,227
  and Chief Executive Officer      2001    685,000    387,600    189,990        0          85,000         0             5,461
Wayne P. Sayatovic...............  2003    261,500    154,700          0        0          24,000         0             4,400
  Senior Vice
    President -- Finance           2002    251,500    113,100          0        0          24,000         0             4,100
  and Chief Financial Officer      2001    243,000     64,800          0        0          24,000         0             3,830
David T. Windmuller..............  2003    247,500    222,600          0        0          22,000         0             4,400
  Vice President -- Group
    Executive                      2002    238,000    109,300          0        0          18,000         0             4,100
                                   2001    229,000     65,300          0        0          18,000         0             3,830
John L. McMurray.................  2003    239,800    171,600          0        0          21,000         0             4,400
  Vice President -- Group
    Executive                      2002    224,500     83,500          0        0          18,000         0             4,100
  and Operational Excellence       2001    214,000     62,600          0        0          17,000         0             3,830
Kimberly K. Bors.................  2003    220,000    173,300          0        0          37,000         0             3,080
  Vice President -- Human
    Resources

---------------

(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) For Mr. Williams, $210,911, $262,966 and $177,612 of the amount shown for 2003, 2002 and 2001, respectively, represents the incremental cost for Mr. Williams' personal use of the Company's aircraft. For all other individuals, the value of perquisites provided did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(3) Mr. Williams was awarded 350,000 shares of restricted stock on April 13, 2000. Seventy thousand of the shares vested on each of April 30, 2001, April 30, 2002 and April 30, 2003, and 70,000 shares will vest on April 30 in each of years 2004 and 2005. At December 31, 2003, the 140,000 shares of non-vested restricted stock had a value of $5,822,600 based on the closing price of our common stock at year-end. The shares are eligible for the Company's dividend on its common stock.

(4) For Mr. Williams in 2003, 2002 and 2001, amount represents $2,259, $7,127 and $1,631, respectively, in imputed interest on a $180,000 loan made by the Company to pay withholding taxes on the 2001 vesting of his restricted stock award, and $4,400, $4,100 and $3,830, respectively, of Company matching contributions to his Savings Plan individual account. In all other cases, amount represents Company matching contributions to Savings Plan individual accounts.

OPTION GRANTS IN 2003

     The following tables set forth certain information with respect to options granted in 2003 to the Company's Chief Executive Officer and the Company's four highest compensated officers other than the Chief Executive Officer:

                                                             INDIVIDUAL GRANTS
                                            ---------------------------------------------------    POTENTIAL REALIZABLE
                                            NUMBER OF      % OF TOTAL                                VALUE AT ASSUMED
                                              SHARES        OPTIONS                                RATES OF STOCK PRICE
                                            UNDERLYING     GRANTED TO                             APPRECIATION FOR OPTION
                                             OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------
NAME                                         GRANTED      FISCAL YEAR      PRICE        DATE          5%          10%
----                                        ----------   --------------   --------   ----------       --          ---
Dennis K. Williams........................   100,000          10.1         $29.50     03/25/13    $1,855,866   $4,703,446
Wayne P. Sayatovic........................    24,000           2.4          29.50     03/25/13       445,408    1,128,827
David T. Windmuller.......................    22,000           2.2          29.50     03/25/13       408,291    1,034,758
John L. McMurray..........................    21,000           2.1          29.50     03/25/13       389,732      987,724
Kimberly K. Bors..........................    15,000           1.5          34.05     01/06/13       321,316      814,334
Kimberly K. Bors..........................    22,000           2.2          29.50     03/25/13       408,291    1,034,758

OPTION EXERCISES AND YEAR-END VALUES

                                                                    NUMBER OF SHARES            VALUE OF UNEXERCISED,
                                       NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                        SHARES                 OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                                      ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   --------   -----------   -------------   -----------   -------------
Dennis K. Williams..................         0      $      0     261,000        359,000      $3,546,290     $4,151,760
Wayne P. Sayatovic..................    27,000       495,514     129,750         72,000       1,853,953        759,360
David T. Windmuller.................     8,776       121,870      64,200         58,000         790,818        617,880
John L. McMurray....................     2,925        60,853      57,650         54,600         776,309        571,644
Kimberly K. Bors....................         0             0           0         37,000               0        379,530

---------------

(1) Calculated using closing stock price on December 31, 2003 of $41.59.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information with respect to the Company's equity compensation plans as of December 31, 2003:

                                         NUMBER OF SECURITIES    WEIGHTED-AVERAGE     NUMBER OF SECURITIES
                                           TO BE ISSUED UPON     EXERCISE PRICE OF   REMAINING AVAILABLE FOR
                                              EXERCISE OF           OUTSTANDING       FUTURE ISSUANCE UNDER
                                         OUTSTANDING OPTIONS,    OPTIONS, WARRANTS     EQUITY COMPENSATION
PLAN CATEGORY                             WARRANTS AND RIGHTS       AND RIGHTS              PLANS(1)
-------------                            ---------------------   -----------------   -----------------------
Equity compensation plans approved by
  the
  Company's shareholders...............        3,510,370              $30.48                 1,427,026(2)(3)
Equity compensation plans not approved
  by the Company's shareholders........           94,463               21.41                   298,070(4)
                                               ---------              ------               -----------
     Total.............................        3,604,833              $30.24                 1,725,096
                                               =========              ======               ===========

---------------

(1) Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2) Includes 58,992 shares reserved for future issuance in connection with Deferred Compensation Units under the Second Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, 32,190 of which have been allocated to certain directors in connection with their election to defer certain fees.

(3) Includes 60,075 shares reserved for future issuance in connection with Deferred Compensation Units under the 1996 Officers Deferred Compensation Plan which are payable under the 1996 Stock Plan for Officers of IDEX Corporation, all of which have been allocated to certain officers in connection with their election to defer certain compensation.

(4) Includes 298,070 shares reserved for future issuance in connection with Deferred Compensation Units under the 1996 Deferred Compensation Plan for Non-Officer Presidents, 5,156 of which have been allocated to certain presidents in connection with their election to defer certain compensation. Under the 1996 Deferred Compensation Plan for Non-Officer Presidents, presidents who are not officers are permitted to defer a portion of their compensation into an interest-bearing account or into a deferred compensation units account as of the date that such compensation would otherwise be payable. The deferred compensation credited to the interest-bearing account is adjusted on a quarterly basis with hypothetical earnings for the quarter equal to rates on U.S. government securities with 10-year maturities as of December 1 of the calendar year preceding the year for which the earnings were credited, plus 200 basis points. Amounts credited to the interest-bearing account are compounded at least annually. The deferred compensation credited to the deferred compensation units account is converted into a number of Common Stock-equivalent units ("Deferred Compensation Units") by dividing the deferred compensation by the fair market value of the Company's Common Stock on the deferral date. In addition, the value of the dividends payable on shares of Common Stock are credited to the deferred compensation units account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the dividend record date, and the fair market value of Common Stock on the dividend payment date. Deferred compensation is paid on the January 1 following the number of years for which deferral was elected (5 or 10), retirement, death or termination of employment. Deferred Compensation Units are distributed in the form of our Common Stock.

PENSION AND RETIREMENT PLANS

     Certain employees of the Company, including the executive officers and certain hourly employees, are covered under the IDEX Corporation Retirement Plan (the "Retirement Plan"). The Company and the other sponsoring subsidiaries are required to make an annual contribution to the Retirement Plan in such amounts as are actuarially required to fund the benefits of the participants. The Retirement Plan is an ongoing "career average" plan that provides a level of benefit based on a participant's compensation for a year, historically with periodic updates to average compensation over a fixed five-year period. Under the Retirement Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1995 using the five-year average compensation of a participant through 1995, plus the benefit earned under the current formula for each year of employment after 1995. For each year of participation through 1995, a participant earns a benefit equal to 1.25% of the first $16,800 of such average compensation through 1995, and 1.65% of such compensation in excess of $16,800. Beginning January 1, 1996, the benefit earned equals the sum of 1.6% of the first $16,800 of each year's total compensation, and 2.0% for such compensation in excess of $16,800 for each full year of service credited after 1995. As required by law, compensation counted for purposes of determining this benefit is limited. For all participants in the Retirement Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of payment are available.

     As of December 31, 2003, the total accrued monthly benefit under the Retirement Plan for Messrs. Williams, Sayatovic, Windmuller and McMurray and Ms. Bors was $1,311, $5,699, $4,544, $3,385 and $328, respectively. Assuming projected earnings in 2004 of $4,535,300, $202,000, $482,500, $434,100 and
$385,900 for Messrs. Williams, Sayatovic, Windmuller and McMurray and Ms. Bors, respectively, and assuming (except in the case of Mr. Williams whose restricted stock award will have fully vested in 2005 and Mr. Sayatovic who retired February 1, 2004) that such earnings remain level until each person reaches age 65, the projected monthly benefit for Messrs. Williams, Windmuller and McMurray and Ms. Bors under the Retirement Plan would be $4,000, $10,873, $7,418 and $7,385, respectively, upon retirement at age 65. Mr. Sayatovic's benefit at retirement was $4,500 after reductions for early retirement.

     Pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), employees of the Company are entitled to retirement benefits to compensate for any reduction in benefits under the Retirement Plan arising from the maximum benefit limitations under Sections 401 and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). Based on the above assumptions, the projected monthly benefit at age 65 for Messrs. Williams, Windmuller and McMurray and Ms. Bors under the SERP would be $45,869, $10,509, $5,651 and $6,365, respectively. Mr. Sayatovic's monthly benefit was $5,354 at retirement.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Williams. The employment agreement provides for an initial term of five years and successive twelve-month periods thereafter. Mr. Williams' annual base salary for 2004 is $775,000, subject to annual review and adjustment. In addition to his annual base salary, Mr. Williams is eligible to receive an annual cash bonus. Annual bonuses are paid to Mr. Williams under the Executive Incentive Bonus Plan. If Mr. Williams' employment is terminated by the Company other than for cause, he will receive continuing salary payments and fringe benefits for 24 months plus a bonus payment equal to the sum of 240% of his base salary and a pro-rated portion of 120% of his base salary (based on the portion of the year he was employed). If Mr. Williams' employment is terminated because of disability, he will receive continuing salary payments and fringe benefits for a period of 18 months plus a bonus payment equal to the sum of 180% of his base salary and a pro-rated portion of 120% of his base salary (based on the portion of the year he was employed). If Mr. Williams dies before the continuing payments described above are complete, such payments will continue to Mr. Williams' wife if she survives him or, if she does not survive him, to his estate. Additionally, if Mr. Williams should die during the term of the agreement, Mr. Williams' wife or estate will receive continuing salary payments and fringe benefits for a period of 18 months plus a bonus payment equal to the sum of 180% of his base salary and a pro-rated portion of 120% of his base salary (based on the portion of the year he was employed). In connection with Mr. Williams' employment agreement, the Company awarded Mr. Williams 350,000 shares of restricted IDEX Common Stock. Seventy thousand shares of the restricted stock vested on each of April 30, 2001, April 30, 2002 and April 30, 2003, and an additional 70,000 shares vest on April 30 in each of years 2004 and 2005 if Mr. Williams remains as Chairman of the Board, President and Chief Executive Officer of the Company. All shares of the restricted stock will vest in the event Mr. Williams is terminated by the Company other than for cause or if Mr. Williams terminates his employment because the Company has taken certain actions with respect to his employment. The agreement provides for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control.

     The Company has entered into an employment agreement with Mr. Sayatovic. Mr. Sayatovic retired on January 31, 2004. However, since he was a named executive officer for the fiscal year ended December 31, 2003, we have described the terms of his employment agreement, as required. The agreement provides for an initial term of three years and successive 12-month periods thereafter. Mr. Sayatovic's annual base salary for 2004 is $270,700, subject to annual review and adjustment. If Mr. Sayatovic's employment is terminated by the Company, he will be entitled to receive continuing salary payments and fringe benefits for 24 months. If Mr. Sayatovic dies before payments are complete, such payments will continue to Mr. Sayatovic's wife if she survives him or, if she does not survive him, to his estate. Mr. Sayatovic will receive a bonus of not less than his target amount for the entire year in the event he becomes disabled or dies, or if his employment is terminated by the Company. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Sayatovic, his wife and dependents during the term of his employment with the Company and for the longer of his life or his wife's life. Reimbursements for medical expenses for Mr. Sayatovic will be reduced until he attains age 59 to the extent reimbursement is available from other programs sponsored by subsequent employers. The agreement provides for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control. The agreement also provides for the payment of pension benefits equal to the amount Mr. Sayatovic is entitled to receive under the SERP as currently in effect, to the extent not paid by the SERP.

     The Company has entered into an employment agreement with Ms. Bors. The agreement does not provide for a fixed term and may be terminated at any time. Ms. Bors' annual base salary for 2004 is $237,600, subject to annual review and adjustment. In addition to her annual base salary, Ms. Bors is eligible to receive an annual cash bonus. Annual bonuses are paid to Ms. Bors under the Management Incentive Bonus Plan. If Ms. Bors' employment is terminated by the Company other than for cause, she will be entitled to receive continuing salary payments for 12 months. In the event Ms. Bors is actually or constructively terminated without cause within two years following a change in control, the Company will be obligated to pay Ms. Bors her salary and her current target Management Incentive Plan Bonus for three years.

     The Company has entered into agreements with each of Messrs. Williams, Sayatovic, Windmuller and McMurray providing for three years' compensation and fringe benefits in the event they are actually or constructively terminated without cause within two years following a change of control.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company reviews and approves base salary, annual management incentive compensation, and long-term incentive awards for all corporate officers and certain other key executives, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business. The Committee considers individual contributions, performance against strategic goals and directions, and industry-wide pay practices in determining the levels of base compensation for key executives.

     Annual management incentive compensation is paid to corporate officers other than Mr. Williams and certain other key executives under the Management Incentive Compensation Plan. The Management Incentive Compensation Plan provides for payment of annual bonuses based upon performance of the business units of the Company and individual performance of the employee. Individual target bonus percentages are based on base salaries and levels of responsibility. Actual awards are set as a percentage of target based on meeting quantitative and qualitative performance criteria set each year in connection with the annual planning process, and adjusted by an individual personal performance multiplier. Actual payouts under the plan to corporate officers since the Company was formed in 1988 have ranged from 41% of target to 170% of target. The Committee believes that this plan is properly leveraged relative to performance of the Company and its business units.

     Long-term incentive awards are granted to corporate officers and certain other key employees under the Company's 2001 Stock Plan for Officers and the Third Amended and Restated 1996 Stock Plan for Non-Officer Key Employees. The awards take the form of stock options which are tied directly to the market value of the Company's Common Stock.

     The Committee believes that both the annual bonus plan and the long-term incentive plan align the interests of management with the shareholders and focus the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's stock in the marketplace.

     The Committee sets compensation of the Company's Chief Executive Officer annually based on Company performance, his performance, and prevailing market conditions. Dennis K. Williams has a personal stake in the Company through his ownership of 267,015 shares of Common Stock of the Company (inclusive of 140,000 shares of non-vested restricted stock), and his ownership of 59,761 Deferred Compensation Units under the IDEX Corporation 1996 Deferred Compensation Plan for Officers. He also has options to acquire an additional 620,000 shares of Common Stock. With this sizeable ownership position, a very large percentage of Mr. Williams' personal net worth is tied directly to the Company's performance.

     Annual bonuses are paid to Mr. Williams based upon the attainment of operating income performance goals pursuant to the terms of the Executive Incentive Bonus Plan. The maximum bonus payable to Mr. Williams under the Executive Incentive Bonus Plan is 2% of the Company's operating income. Mr. Williams' actual bonus for 2003 was $900,000.

     Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly-held companies may claim for compensation paid to executive officers, unless such compensation is performance-based and meets certain requirements. The Executive Incentive Bonus Plan and the 2001 Stock Plan for Officers satisfy the requirements for performance-based compensation under Code Section 162(m).

                                          Gregory B. Kenny, Chairman
                                          Michael T. Tokarz

AUDIT COMMITTEE REPORT

     For the year ended December 31, 2003, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors, Deloitte & Touche LLP. The Committee discussed with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee also reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the auditors the auditors' independence, and satisfied itself as to the auditors' independence.

     Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Commission.

     The Board of Directors has determined that the members of the Audit Committee satisfy the "independence" requirements of the New York Stock Exchange. The committee is governed by a charter, a copy of which is attached to this Proxy as Appendix A.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

                                          Bradley J. Bell, Chairman
                                          Frank S. Hermance
                                          Neil A. Springer

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The aggregate fees billed to the Company for each of the last two fiscal years for professional services rendered by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities"), are set forth in the table below. All such fees were pre-approved by our Audit Committee pursuant to our pre-approval policy discussed below.

                                                                 2003         2002
                                                              ----------   ----------
Audit fees(1)                                                 $1,276,000   $1,025,000
Audit-related fees(2)                                            287,000      205,000
Tax fees(3)                                                      529,000      836,000
All other fees(4)                                                 26,000      220,000
                                                              ----------   ----------
Total                                                         $2,118,000   $2,286,000
                                                              ==========   ==========

---------------

(1) Audit fees represent the aggregate fees billed for the audit of the Company's financial statements, review of the financial statements included in the Company's quarterly reports, and services in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit fees." These services include planning and compliance with Sarbanes-Oxley regulations in 2003 and filing registration statements in 2002.

(3) Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

(4) All other fees represent the aggregate fees billed for products and services that are not included in the "Audit fees," "Audit-related fees" and "Tax fees" sections. These services include a special review of controls and financial reporting related to a foreign subsidiary in 2002. The Audit Committee has determined that the provision of these services is not incompatible with maintaining the principal accountant's independence.

PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee has adopted a policy that requires the pre-approval of audit and non-audit services rendered by the Deloitte Entities. For audit services, the accounting firm will provide the Audit Committee with an audit services plan during the third quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the fees therefore, which plan must be formally accepted by the Audit Committee. For non-audit services, Company management will submit to the Audit Committee for approval from time-to-time during the fiscal year the list of non-audit services that it recommends the Audit Committee engage the accounting firm to provide for the current and subsequent fiscal years, together with a budget therefor. Company management and the accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at a subsequent Audit Committee meeting.

                         COMMON STOCK PERFORMANCE GRAPH

     The following table compares total shareholder returns over the last five years to the Standard & Poor's (the "S&P") 500 Index, the S&P 600 Small Cap Industrial Machinery Index and the Russell 2000 Index assuming the value of the investment in IDEX Common Stock and each index was $100 on December 31, 1998. Total return values for IDEX Common Stock, the S&P 500 Index, S&P 600 Small Cap Industrial Machinery Index and the Russell 2000 Index were calculated on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                        12/98      12/99      12/00      12/01      12/02      12/03
-------------------------------------------------------------------------------------
 IDEX CORPORATION      $100.00    $126.73    $140.75    $149.28    $143.94    $186.15
 S&P 500 INDEX          100.00     121.04     110.02      96.96      75.54      97.19
 S&P 600 SMALL CAP
  INDUSTRIAL            100.00     114.12     110.41     118.21     113.17     154.09
 RUSSELL 2000 INDEX     100.00     121.43     117.76     120.78      96.04     141.42

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders were met during the year ended December 31, 2003.

                       PROPOSAL 2 -- APPROVAL OF AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as the Company's independent auditors for 2004. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

     The Company's Board of Directors Recommends a Vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2004.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2005 ANNUAL MEETING

     A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting must deliver the proposal so that it is received by the Company no later than October 29, 2004. The Company requests that all such proposals be addressed to Frank J. Notaro, Vice President-General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company's By-Laws require that notice of shareholder nominations for directors and related information be received by the Secretary of the Company not later than 60 days before the anniversary of the 2004 Annual Meeting which, for the 2005 Annual Meeting, will be January 21, 2005.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ Frank J. Notaro
                                          FRANK J. NOTARO
                                          Vice President-General Counsel
                                          and Secretary

February 27, 2004
Northbrook, Illinois

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO DOMINIC A. ROMEO, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, IDEX CORPORATION, 630 DUNDEE ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062.

                                                                      APPENDIX A

                                IDEX CORPORATION

                           CHARTER OF AUDIT COMMITTEE

ORGANIZATION

     The Audit Committee of IDEX Corporation (the "Company") shall have at least three members, comprised solely of independent directors as such term is defined by the New York Stock Exchange. The members of the Audit Committee shall also satisfy any financial literacy requirements of the New York Stock Exchange. At least one member of the Audit Committee shall have the accounting or related financial management expertise as determined by the Board of Directors. Committee members shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. Committee members shall hold their offices for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions.

     The Audit Committee shall meet at least six times each year, or more frequently as circumstances dictate. To foster open communication, the Audit Committee should meet at least annually with management and the internal audit staff and the independent auditor in separate sessions. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

     The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee members shall perform an annual evaluation of the Committee, as administered by the Nominating and Corporate Governance Committee. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the organization. The Committee may, in its sole discretion and at the Company's expense, retain and terminate legal, accounting or other consultants or experts it deems necessary in the performance of its duties and without having to seek the approval of the Board.

PURPOSE

     The Committee's primary duties and responsibilities shall be:

        - To monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

        - To monitor the independence and performance of the Company's independent auditor and monitor the performance of the Company's internal audit function.

        - To hire and fire the Company's auditor and approve any audit and non-audit work performed by the independent auditor.

        - To provide an avenue of communication among the independent auditor, management and the Board of Directors.

          - To prepare the report that SEC rules require to be included in the Company's annual proxy statement.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct general investigations or to assure compliance with laws and regulations and the Company's compliance policies.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the SEC and New York Stock Exchange rules.

     2. Review the Company's annual audited financial statements and quarterly financial statements prior to filing with the SEC or distribution to stockholders and the public. Review should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices and judgments, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on review and discussions, recommend to the Board whether the Company's annual financial statements should be filed with the SEC.

     3. Discuss earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

     Independent Auditor

     1. Appoint and retain or replace the independent auditor (subject, if applicable, to stockholder ratification), and approve all audit plans, engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all significant non-audit engagements with the independent auditor. The Audit Committee may consult with management but shall not delegate these responsibilities. Ensure the rotation of the lead audit partner as required by law and consider whether to rotate the audit firm itself.

     2. Establish and observe pre-approval policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services.

     3. On an annual basis, review, assess and discuss with the independent auditor all relationships they have with the Company that could impair the auditor's independence. Except to the extent permitted by applicable law, the Company's independent auditor may not perform the following services for the Company:

      - accounting or bookkeeping services;

      - internal audit services related to accounting controls, financial systems or financial statements;

      - financial information systems design implementation;

      - broker, dealer, investment banking or investment adviser services;

      - appraisal or valuation services;

      - actuarial services;

      - management services or human resource functions; and

      - legal or other expert services.

     4. Review the independent auditor's audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach. Review with the independent auditor any problems or difficulties the auditor may have encountered in the conduct of the audit and resolve any disagreements between the auditors and management.

     5. Develop and recommend to the Board objective policies for the Company's hiring of employees or former employees of the independent auditor with due regard for the continuing independence of such auditor.

     6. Obtain and review a report by the independent auditor describing the auditor's internal quality-control procedures and all material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues.

     Financial Reporting Process

     1. Discuss matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, including such things as management judgments and accounting estimates, significant changes in the Company's accounting practices, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

     2. Consider the independent auditor's judgments about the quality (not just the acceptability) and appropriateness of the Company's accounting principles as applied in financial accounting. Inquire as to the independent auditor's views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or minority practices.

     3. In consultation with management and the independent auditor, consider the integrity of the Company's financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has take to monitor, control and report such exposures, including the Company's risk assessment and risk management policies. Review significant findings prepared by the independent auditor together with management's responses, including the status of previous recommendations.

     4. Review (a) the accounting treatment accorded significant transactions,
        (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of the Company and (d) the Company's use of reserves and accruals, as reported by management and the independent auditor.

     Internal Controls and Legal Compliance

     1. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the director of the internal audit department's office and internal audit group, as needed. Review significant reports prepared by the director of the internal audit department's office and internal audit group, together with management's response and follow-up to these reports.

     2. Review the appointment, performance and replacement of the director of the internal audit department and any other senior personnel responsible for financial reporting.

     3. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and evaluate whether the appropriate individuals possess an understanding of their roles and responsibilities with respect to internal controls.

     4. Consider and review with management, the internal audit group and the independent auditor the effectiveness or weakness of the Company's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

     5. Review the coordination between the independent auditor and internal auditor; the risk assessment processes, scopes and procedures of the Company's internal audit work; whether such risk assessment processes, scopes and procedures are adequate to attain the internal audit objectives as determined by the Company's management and approved by the Committee; and the standards for determining the quality and composition of the Company's internal audit staff.

     6. Review management's monitoring of the company's compliance with laws and the Company's Code of Conduct and Business Ethics and ensure the management has proper review systems in place to ensure that the Company's financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

     7. On at least an annual basis, review with the Company's general counsel the Company's compliance with applicable laws and regulations, and inquiries received from regulators on governmental agencies.

     8. Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters and (b) the confidential and anonymous submission by employees of the Company of concerns with questionable accounting or auditing matters.

     9. Request and obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

     10. Request and receive reports on the design and implementation of internal controls. Monitor significant changes in internal controls and address any known weaknesses.

     Miscellaneous

     1. Annually prepare and cause to be filed in the Company's annual proxy statement a report to stockholders as required by the SEC.

     2. The Audit Committee may perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee deems appropriate or necessary.

                                   P R O X Y





                                  DETACH HERE
--------------------------------------------------------------------------------

                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints BRADLEY J. BELL, MICHAEL T. TOKARZ and FRANK J. NOTARO, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 17, 2004, at the Annual Meeting of shareholders to be held on March 23, 2004, or at any adjournment thereof.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.


                                  DETACH HERE
--------------------------------------------------------------------------------
                        (Continued from the other side)

(1) Election of Directors -- Class III. Nominees: Paul E. Raether, Neil A. Springer, and Dennis K. Williams

    / / FOR        / / WITHHOLD

(2) Approval of Deloitte & Touche LLP as auditors of the Company.

    / / FOR        / / AGAINST         / / ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                                        DATED: ________________________ , 2004


                                        ______________________________________
                                        SIGNATURE

                                        ______________________________________
                                        SIGNATURE IF HELD JOINTLY

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        ABOVE. WHEN SHARES ARE HELD BY JOINT
                                        TENANTS, BOTH SHOULD SIGN. WHEN SIGNED
                                        AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH. IF A CORPORATION, PLEASE
                                        SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                        OR OTHER AUTHORIZED OFFICER. IF A
                                        PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                        NAME BY AUTHORIZED PERSON.